Exhibit 99.1

MISTRAS Announces Second Quarter and First Half 2025 Results

Robust Quarterly Organic Revenue Growth in Aerospace & Defense and Industrial Markets,
with a Significant Expansion in quarter-over-quarter Gross Profit Margin of 200 basis points,
Generating Net Income of $3.0 million, and Achieving Adjusted EBITDA of $24.1 million for the Second Quarter of 2025

PRINCETON JUNCTION, N.J., August 6, 2025 (GLOBE NEWSWIRE) -- MISTRAS Group, Inc. (NYSE: MG), a global leader in technology-enabled industrial asset integrity and testing solutions, reported financial results for its second quarter and six months ended June 30, 2025.

Second Quarter 2025 Key Figures*
•Revenue of $185.4 million, a decrease of 2.3%, yet flat giving effect to the exclusion of voluntary Laboratory consolidations
•Gross profit of $53.9 million, up 5.1% or $2.6 million from $51.3 million, primarily due to an improved business mix and operating efficiencies; Gross profit margin of 29.1% as compared to 27.1%, an expansion of 200 basis points
•Selling, general, and administrative (“SG&A”) expenses of $39.8 million, up 10.0% or $3.6 million from $36.2 million, primarily due to foreign exchange loss of $2.8 million
•Net income of $3.0 million and Earnings Per Diluted Share of $0.10; Net Income Excluding Special Items (Non-GAAP) of $5.8 million and Diluted Earnings Per Share Excluding Special Items (Non-GAAP) of $0.19
•All-time highest second quarter Adjusted EBITDA of $24.1 million, compared to $22.1 million, an increase of 8.9%; Adjusted EBITDA margin of 13.0% as compared to 11.7%, an expansion of 130 basis points
*All comparisons are consolidated and versus the equivalent prior year period, unless otherwise noted and give effect to the reclassification of certain overhead and personnel expenses in the unaudited condensed consolidated statements of income (loss) from SG&A to cost of revenue. Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP financial measures set forth in tables attached to this press release.

Second Quarter and First Half 2025 Additional Detailed Highlights:
Second Quarter results reflect the reclassification of certain overhead and personnel expenses in the Unaudited Condensed Consolidated Statements of Income (Loss), from SG&A to cost of revenue, as the Company determined this reclassification provides greater transparency regarding the true cost of the Company’s revenue, and aligns with how the Company's business is managed. These overhead and personnel expenses, which were determined to be directly related to the Company’s delivery of services, are generally variable to revenue being recognized, and results in gross profit that fully encompasses all costs necessary to generate such revenue. The reclassification recorded within the financials was $4.8 million and $9.7 million for the three and six month periods ended June 30, 2024, respectively. The impact of the reclassification of these costs from SG&A to cost of revenue for full year 2024 was approximately $20.9 million. This reclassification of overhead and personnel expenses had no impact on Operating Income, Net Income or Adjusted EBITDA comparability.

The Company recorded $3.0 million of reorganization and other costs in the second quarter of 2025 related to the Company’s continuing initiative to reduce and recalibrate overhead costs, in addition to incremental costs of other related actions.

Net income was $3.0 million in the second quarter, or $0.10 per diluted share, as compared to net income of $6.4 million, or $0.20 per diluted share in the prior year comparable period. Second quarter net income excluding special items (non-GAAP), was $5.8 million, or $0.19 per diluted share, as compared to net income excluding special items (non-GAAP) of $6.8 million, or $0.21 per diluted share, in the prior year comparable period.

In the first half of 2025, net cash used in operating activities was $3.5 million, a decrease from $5.1 million of net cash provided by operating activities in the prior year period, largely due to an increase in days sales outstanding and working capital timing. Specifically, in the second quarter of 2025, the Company had a buildup in unbilled accounts receivable and a delay in invoicing related to its conversion to a new enterprise resource planning (ERP) system effective as of April 1, 2025. Although unbilled and billed accounts receivable balances increased significantly during the period ended June 30, 2025 related to this ERP implementation, the Company expects a reduction in these balances over the remainder of the year.

Free cash flow (non-GAAP) was negative $16.2 million in the first half of 2025, compared to negative $6.9 million in the prior year comparable period, attributable to the same factors impacting the Company's operating cash flow. On a trailing twelve month basis, which better normalizes year-over-year differences, net cash provided by operating activities was $41.6 million and free cash flow was $17.8 million, despite the first half 2025 year-over-year lagging results, compared to the prior year period. The Company expects free cash flow to normalize in the coming quarters and remains committed to strong free cash flow generation over the second half of 2025.

The Company’s gross debt was $189.4 million as of June 30, 2025, compared to $169.6 million as of December 31, 2024 and $171.9 million as of March 31, 2025. The increase in gross debt during the period was attributable to the impacts to cash flow described above. The Company’s net debt, a non-GAAP financial measure, was $168.8 million as of June 30, 2025.

The Company’s trailing 12-month total consolidated debt leverage ratio as defined in the Company's credit agreement was just under 2.75 to 1.0 as of June 30, 2025, which was up slightly from December 31, 2024, but still well within the total consolidated debt leverage ratio of 3.75 to 1.0 required under the credit agreement. The Company expects to end fiscal 2025 with a total consolidated debt leverage ratio below 2.50 to 1.0.

Natalia Shuman, President and Chief Executive Officer commented:
“I am very pleased to report our second quarter performance, which resulted in a record Adjusted EBITDA of $24.1 million, up 8.9% year-over-year, reflecting significant improvement in our operating leverage as a result of our strategic initiatives. As we re-tool, re-shape and re-invigorate our business, we have taken many decisive steps to enhance profitability and sharpen our focus. This reflects the strength of our operating model, disciplined cost management, and continued focus on driving efficiencies across the business. These second quarter results demonstrated our ability to deliver value despite market volatility, positioning us well to restart our growth engine. We have adjusted our Company’s organizational structure, delayered the organization, reinforced performance management at each of our labs, and implemented clear key performance indicators (KPIs) which we are using to continuously manage and control our costs. These are not just short-term cost calibrations, they are structural improvements designed to improve and expand decision making capacity, reinforce operational organization and help ensure operating leverage through all business cycles.”

Ms. Shuman continued, “As the market continues to evolve, we are focused on aligning our capabilities to meet increasing demand for more integrated, agile, and data-enabled solutions. By combining advanced technologies with deep operational expertise, we are positioning MISTRAS to lead in high-growth sectors and provide critical support where reliability, safety, and performance matter most.”

2025 Outlook
The Company is not providing full year guidance for fiscal 2025, as the CEO and renewed senior management team are still reviewing the Company’s entire portfolio of businesses. The Company is also continuously assessing market volatility, including the impact of changes in U.S. trade policies, the imposition of tariffs and related retaliatory tariffs, on its business and results for fiscal 2025. Nevertheless, the Company expects its 2025 Adjusted EBITDA to exceed the Adjusted EBITDA level in 2024, which had been the second highest annual level achieved all-time.

Conference Call
In connection with this release, MISTRAS will hold a conference call on August 7, 2025, at 9:00 a.m. Eastern Standard Time. To listen to the live webcast of the conference call, visit the Investor Relations section of MISTRAS Group’s website at www.mistrasgroup.com. Individuals may pre-register at: https://investors.mistrasgroup.com/events/event-details/fiscal-2025-q2-earnings-call. Following the conference call, an archived webcast of the call will be available for one year by visiting the Investor Relations section of MISTRAS Group’s website.

About MISTRAS Group, Inc. - One Source for Asset Protection Solutions®
MISTRAS Group, Inc. (NYSE: MG) is a global leader in technology-enabled industrial asset integrity solutions, serving critical industries including oil & gas, aerospace & defense, power & utilities, manufacturing, and civil infrastructure. The company provides a diversified portfolio of products and services, ranging from advanced non-destructive testing and pipeline inspections to real-time condition monitoring, maintenance planning, and specialized engineering, powered by a proprietary management software suite that centralizes integrity data for predictive analytics and benchmark analysis. With a long-standing track record of innovation and deep industry expertise, MISTRAS helps clients reduce risk, extend asset life, and optimize operational performance. Learn more at www.mistrasgroup.com.
INVESTORS CONTACT:
Edward Prajzner
Senior Executive Vice President & Chief Financial Officer
+1 (833) MISTRAS | investors@mistrasgroup.com

Forward-Looking and Cautionary Statements
Certain statements contained in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, the impacts of foreign currency exchange risks, the impacts of our new ERP implementation, including the reduction and normalization of our accounts receivable balances, and recently announced tariffs and retaliatory tariffs and changes to U.S. trade policy on our business and financial results, and additional operational and strategic actions, such as the implementation of KPIs, that we have taken or expect or seek to take in furtherance of our strategies and activities to reduce overhead and related costs and enhance our financial results and future growth. Such forward-looking statements relate to MISTRAS' financial results and estimates, products and services, business model, operational and strategic initiatives to improve operating leverage, strategy, growth opportunities, profitability and competitive position, and other matters. These forward-looking statements generally use words such as "future," "possible," "potential," "targeted," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "project," "will," "may," "should," "could," "would" and other similar words and phrases. Such statements are not guarantees of future performance or results and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. A list, description and discussion of these and other risks and uncertainties can be found in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission on March 11, 2025, as updated by our reports on Form 10-Q and Form 8-K. The forward-looking statements are made as of the date hereof, and MISTRAS undertakes no obligation to update such statements as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures
In addition to financial information prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP"), this press release also contains adjusted financial measures that are not prepared in accordance with GAAP and that we believe provide investors and management with supplemental information relating to the Company’s operating performance and trends that facilitate comparisons between periods and with respect to trends and projected information. The term "Adjusted EBITDA" used in this release is a financial measure not calculated in accordance with GAAP and is defined by the Company as net income attributable to MISTRAS Group, Inc. plus: interest expense, provision for income taxes, depreciation and amortization, share-based compensation expense, certain acquisition related costs (including transaction due diligence costs and adjustments to the fair value of contingent consideration), foreign exchange (gain) loss, non-cash impairment charges, reorganization and other costs and, if applicable, certain additional special items which are noted. A reconciliation of Adjusted EBITDA to Net Income (Loss) as computed under GAAP is set forth in a table attached to this press release. The Company also uses the terms “free cash flow” and "trailing twelve months free cash flow," non-GAAP financial measures. The Company defines "free cash flow" as cash provided by operating activities less capital expenditures (which is classified as an investing activity). For the term “trailing twelve months free cash flow,” the Company aggregates cash provided by operating activities for the trailing twelve-month period ended June 30, 2025 and subtracts aggregated capital expenditures over the same trailing twelve month period. The Company additionally uses the terms:

“Segment and Total Company Income (Loss) from Operations (GAAP) to Income (Loss) from Operations before Special Items (non-GAAP)”, “Net Income (Loss) (GAAP) and Diluted EPS (GAAP) to Net Income Excluding Special Items (non-GAAP) and Diluted EPS Excluding Special Items (non-GAAP)” which reconciles the non-GAAP amounts to the GAAP financial measure. The non-GAAP financial performance measure "Income (loss) from operations before special items” is used for each of our three operating segments, the Corporate segment and the "Total Company". Income (Loss) from operations before Special Items excludes: (a) transaction expenses related to acquisitions, such as professional fees and due diligence costs, (b) the net changes in the fair value of acquisition-related contingent consideration liabilities, (c) impairment charges, (d) reorganization and other costs, which includes items such as severance, labor relations matters and asset and lease termination costs and (e) other special items. These adjustments have been excluded from the GAAP measure because these expenses and credits are not related to our or any individual segment's core business operations. The acquisition related costs and special items can be a net expense or credit in any given period. This press release also includes the term “net debt”, a non-GAAP financial measure which the Company defines as the sum of the current and long-term portions of long-term debt, less cash and cash equivalents. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are also set forth in tables attached to this press release. Each of these non-GAAP financial measures has material limitations as a performance or liquidity measure and should not be considered alternatives to Net Income (Loss) or any other measures derived in accordance with GAAP. Because Income (loss) from operations before special items and other non-GAAP financial measures used in this press release may not be calculated in the same manner by all companies, these measures may not be comparable to other similarly titled measures used by other companies.

Mistras Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2025	December 31, 2024
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$20,602	$18,317
Accounts receivable, net	159,823	127,281
Inventories	15,118	14,485
Prepaid expenses and other current assets	18,409	12,387
Total current assets	213,952	172,470
Property, plant and equipment, net	85,909	80,892
Intangible assets, net	39,571	39,708
Goodwill	185,125	181,442
Deferred income taxes	6,693	6,267
Other assets	39,793	42,259
Total assets	$571,043	$523,038
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$18,238	$11,128
Accrued expenses and other current liabilities	90,482	85,233
Current portion of long-term debt	13,069	11,591
Current portion of finance lease obligations	5,677	5,317
Income taxes payable	1,028	1,656
Total current liabilities	128,494	114,925
Long-term debt, net of current portion	176,345	158,056
Obligations under finance leases, net of current portion	15,894	15,162
Deferred income taxes	2,216	1,973
Other long-term liabilities	31,919	34,027
Total liabilities	354,868	324,143
Commitments and contingencies
Equity
Preferred stock, 10,000,000 shares authorized	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 31,538,050 and 31,010,375 shares issued and outstanding	465	402
Additional paid-in capital	253,879	250,832
Accumulated deficit	(10,153)	(9,984)
Accumulated other comprehensive loss	(28,343)	(42,682)
Total Mistras Group, Inc. stockholders’ equity	215,848	198,568
Noncontrolling interests	327	327
Total equity	216,175	198,895
Total liabilities and equity	$571,043	$523,038

Mistras Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Income (Loss)
(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

Revenue	$185,405	$189,773	$347,020	$374,215
Cost of revenue	125,739	132,536	241,025	264,892
Depreciation	5,721	5,897	11,158	11,831
Gross profit	53,945	51,340	94,837	97,492
Selling, general and administrative expenses	39,793	36,181	75,445	72,431
Reorganization and other costs	2,951	518	6,038	2,076
Environmental expense	518	—	1,058	—
Legal settlement and insurance recoveries, net	—	60	—	60
Research and engineering	269	231	568	575
Depreciation and amortization	1,986	2,391	4,312	4,839
Income from operations	8,428	11,959	7,416	17,511
Interest expense	4,239	4,413	7,563	8,842
Income (loss) before provision (benefit) for income taxes	4,189	7,546	(147)	8,669
Provision (benefit) for income taxes	1,063	1,173	(105)	1,292
Net income (loss)	3,126	6,373	(42)	7,377
Less: net income attributable to noncontrolling interests, net of taxes	109	4	127	13
Net income (loss) attributable to Mistras Group, Inc.	$3,017	$6,369	$(169)	$7,364

Net income (loss) per common share
Basic	$0.10	$0.21	$—	$0.24
Diluted	$0.10	$0.20	$—	$0.23
Weighted-average common shares outstanding:
Basic	31,439	30,979	31,268	30,842
Diluted	31,693	31,293	31,268	31,358

Mistras Group, Inc. and Subsidiaries
Unaudited Operating Data by Segment
(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenue
North America	$147,992	$156,394	$276,894	$306,743
International	39,077	34,264	72,291	67,311
Products and Systems	2,740	3,373	5,831	6,583
Corporate and eliminations	(4,404)	(4,258)	(7,996)	(6,422)
Total	$185,405	$189,773	$347,020	$374,215

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Gross profit
North America	$40,384	$39,874	$70,549	$75,250
International	12,270	9,890	21,358	19,157
Products and Systems	1,337	1,555	2,960	3,036
Corporate and eliminations	(46)	21	(30)	49
	$53,945	$51,340	$94,837	$97,492

Mistras Group, Inc. and Subsidiaries
Unaudited Revenues by Category
(in thousands)

Revenue by industry was as follows:

Three Months Ended June 30, 2025	North America	International	Products & Systems	Corp/Elim	Total
Oil & Gas	$92,634	$9,943	$239	$—	$102,816
Aerospace & Defense	16,848	7,014	140	—	24,002
Industrials	11,647	7,597	360	—	19,604
Power Generation & Transmission	9,320	2,097	376	—	11,793
Other Process Industries	5,877	5,172	—	—	11,049
Infrastructure, Research & Engineering	3,461	4,020	579	—	8,060
Petrochemical	3,112	1	—	—	3,113
Other	5,091	3,234	1,046	(4,404)	4,967
Total	$147,992	$39,077	$2,740	$(4,404)	$185,405

Three Months Ended June 30, 2024	North America	International	Products & Systems	Corp/Elim	Total
Oil & Gas	$96,356	$12,735	$165	$—	$109,256
Aerospace & Defense	16,596	5,697	47	—	22,340
Industrials	11,853	5,878	563	—	18,294
Power Generation & Transmission	7,332	1,254	447	—	9,033
Other Process Industries	10,368	4,504	37	—	14,909
Infrastructure, Research & Engineering	5,125	2,813	695	—	8,633
Petrochemical	3,848	171	—	—	4,019
Other	4,916	1,212	1,419	(4,258)	3,289
Total	$156,394	$34,264	$3,373	$(4,258)	$189,773

Six Months Ended June 30, 2025	North America	International	Products & Systems	Corp/Elim	Total
Oil & Gas	$178,365	$20,589	$426	$—	$199,380
Aerospace & Defense	30,855	13,295	256	—	44,406
Industrials	23,335	14,114	725	—	38,174
Power Generation & Transmission	12,544	3,082	820	—	16,446
Other Process Industries	12,378	8,916	8	—	21,302
Infrastructure, Research & Engineering	7,162	6,582	1,537	—	15,281
Petrochemical	5,635	111	—	—	5,746
Other	6,620	5,602	2,059	(7,996)	6,285
Total	$276,894	$72,291	$5,831	$(7,996)	$347,020

Six Months Ended June 30, 2024	North America	International	Products & Systems	Corp/Elim	Total
Oil & Gas	$199,383	$22,801	$237	$—	$222,421
Aerospace & Defense	31,971	12,429	58	—	44,458
Industrials	20,762	11,731	1,000	—	33,493
Power Generation & Transmission	10,924	2,936	1,025	—	14,885
Other Process Industries	18,296	8,437	76	—	26,809
Infrastructure, Research & Engineering	9,097	5,018	1,104	—	15,219
Petrochemical	7,661	702	—	—	8,363
Other	8,649	3,257	3,083	(6,422)	8,567
Total	$306,743	$67,311	$6,583	$(6,422)	$374,215

The Company has retrospectively reclassified certain Oil and Gas sub-category revenues for the periods shown below in order to conform the classification with the current period presentation. Total Oil and Gas sub-category revenues were unchanged in total.

	2024 Quarterly Revenues
	Three months ended March 31,	Three months ended June 30,	Three months ended September 30,	Three months ended December 31,
Oil and Gas Revenue by sub-category
Upstream	$39,514	$41,013	$40,756	$36,753
Midstream	18,533	20,786	20,790	20,033
Downstream	55,118	47,457	37,957	40,212
Total	$113,165	$109,256	$99,503	$96,998

2025 Quarterly Revenues
Three months ended March 31,
Oil and Gas Revenue by sub-category
Upstream	$36,820
Midstream	15,341
Downstream	44,403
Total	$96,564

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Oil and Gas Revenue by sub-category
Upstream	$38,180	$41,013	$75,000	$80,527
Midstream	18,575	20,786	33,916	39,319
Downstream	46,061	47,457	90,464	102,575
Total	$102,816	$109,256	$199,380	$222,421

Consolidated Revenue by type was as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue by type
Field Services	$123,484	$134,528	$233,659	$260,883
Shop Laboratories	15,682	16,938	30,711	34,133
Data Analytical Solutions	18,330	18,342	32,311	33,881
Other	27,909	19,965	50,339	45,318
Total	$185,405	$189,773	$347,020	$374,215

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Segment and Total Company Income (Loss) from Operations (GAAP) to
Income (Loss) from Operations before Special Items (non-GAAP)
(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
North America:
Income from operations (GAAP)	$16,758	$18,727	$23,273	$32,287
Reorganization and other costs	1,113	92	2,471	92
Legal settlement and insurance recoveries, net	—	60	—	60
Income from operations before special items (non-GAAP)	$17,871	$18,879	$25,744	$32,439
International:
Income from operations (GAAP)	$4,004	$1,647	$5,085	$2,771
Reorganization and other costs	92	161	270	263
Income from operations before special items (non-GAAP)	$4,096	$1,808	$5,355	$3,034
Products and Systems:
Income from operations (GAAP)	$336	$495	$663	$809
Reorganization and other costs	—	—	151	2
Income from operations before special items (non-GAAP)	$336	$495	$814	$811
Corporate and Eliminations:
Loss from operations (GAAP)	$(12,670)	$(8,910)	$(21,605)	$(18,356)
Environmental expense	518	—	1,058	—
Reorganization and other costs	1,746	265	3,146	1,719
Loss from operations before special items (non-GAAP)	$(10,406)	$(8,645)	$(17,401)	$(16,637)
Total Company:
Income from operations (GAAP)	$8,428	$11,959	$7,416	$17,511
Environmental expense	518	—	1,058	—
Reorganization and other costs	2,951	518	6,038	2,076
Legal settlement and insurance recoveries, net	—	60	—	60
Income from operations before special items (non-GAAP)	$11,897	$12,537	$14,512	$19,647

Mistras Group, Inc. and Subsidiaries
Unaudited Summary Cash Flow Information
(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net cash provided by (used in):
Operating activities	$(9,098)	$4,511	$(3,453)	$5,115
Investing activities	(6,451)	(5,569)	(11,865)	(11,217)
Financing activities	15,623	134	14,921	5,261
Effect of exchange rate changes on cash	1,992	1,246	2,682	372
Net change in cash and cash equivalents	$2,066	$322	$2,285	$(469)

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow (non-GAAP)
(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities (GAAP)	$(9,098)	$4,511	$(3,453)	$5,115
Less:
Purchases of property, plant and equipment	(5,870)	(4,795)	(10,425)	(9,599)
Purchases of intangible assets	(1,048)	(1,287)	(2,315)	(2,404)
Free cash flow (non-GAAP)	$(16,016)	$(1,571)	$(16,193)	$(6,888)

Mistras Group, Inc. and Subsidiaries
Unaudited Trailing Twelve months Free Cash Flow (non-GAAP)
(in thousands)

Trailing twelve months ended(1)
June 30, 2025
Net cash provided by operating activities (GAAP)	$41,561
Less:
Purchases of property, plant and equipment	(18,728)
Purchases of intangible assets	(4,995)
Free cash flow (non-GAAP)	$17,838
_____________
(1) As reported and reconciled for each respective quarterly period during the trailing twelve months ended June 30, 2025. Refer to the Company's Current Reports on Form 8-K furnishing pursuant to Item 2.02 the Company's financial results for each respective quarterly period included in the trailing twelve month period.

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Gross Debt (GAAP) to Net Debt (non-GAAP)
(in thousands)

	June 30, 2025	December 31, 2024
Current portion of long-term debt	$13,069	$11,591
Long-term debt, net of current portion	176,345	158,056
Total Debt (Gross)	189,414	169,647
Less: Cash and cash equivalents	(20,602)	(18,317)
Total Debt (Net)	$168,812	$151,330

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Net Income (Loss) (GAAP) to Adjusted EBITDA (non-GAAP)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net income (loss) (GAAP)	$3,126	$6,373	$(42)	$7,377
Less: Net income attributable to non-controlling interests, net of taxes	109	4	127	13
Net income (loss) attributable to Mistras Group, Inc.	$3,017	$6,369	$(169)	$7,364
Interest expense	4,239	4,413	7,563	8,842
Income tax (benefit)/expense	1,063	1,173	(105)	1,292
Depreciation and amortization	7,707	8,288	15,470	16,670
Share-based compensation expense	1,827	1,536	3,129	2,764
Reorganization and other related costs(1)	2,951	518	6,038	2,076
Environmental expense	518	—	1,058	—
Legal settlement and insurance recoveries, net	—	60	—	60
Foreign exchange loss (gain)	2,784	(227)	3,157	(789)
Adjusted EBITDA (non-GAAP)	$24,106	$22,130	$36,141	$38,279
_______________
(1) For the three months ended June 30, 2025, the Company recognized share-based compensation expense within Reorganization and other costs of $0.5 million. For the six months ended June 30, 2025, the Company recognized share-based compensation expense within Reorganization and other costs of $1.5 million.

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Net Income (Loss) (GAAP) and Diluted EPS (GAAP) to
Net Income (Loss) Excluding Special Items (non-GAAP) and Diluted EPS Excluding Special Items (non-GAAP)
(tabular dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss) attributable to Mistras Group, Inc. (GAAP)	$3,017	$6,369	$(169)	$7,364
Special items	3,469	578	7,096	2,136
Tax impact on special items	(720)	(140)	(1,501)	(521)
Special items, net of tax	$2,749	$438	$5,595	$1,615
Net income attributable to Mistras Group, Inc. Excluding Special Items (non-GAAP)	$5,766	$6,807	$5,426	$8,979

Diluted EPS (GAAP)(1)	$0.10	$0.20	$—	$0.23
Special items, net of tax	0.09	0.01	0.18	0.05
Diluted EPS Excluding Special Items (non-GAAP)	$0.19	$0.21	$0.18	$0.28
_______________
(1) For the three months ended June 30, 2025, 375,000 shares, related to stock options and 877,000 shares, related to restricted stock units were anti-dilutive and therefore were excluded from the calculation of diluted earnings (loss) per share. For the six months ended June 30, 2025, 106,000 shares, related to stock options and 867,000 shares, related to restricted stock units were excluded from the calculation of diluted earnings (loss) per share due to the net loss for the period.